Cusip No. 554034108                      13G                   Page 7 of 8 Pages


                           EXHIBIT 1 TO SCHEDULE 13G
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                                FEBRUARY 12, 2001
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               MORGAN  STANLEY DEAN WITTER & CO. AND MORGAN  STANLEY DEAN WITTER

               ADVISORS  INC. hereby  agree  that,  unless differentiated,  this

               Schedule 13G is filed on behalf of each of the parties.


          MORGAN STANLEY DEAN WITTER & CO.

BY:       /s/ Dennine Bullard
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          Dennine Bullard / Morgan Stanley & Co. Incorporated


          MORGAN STANLEY DEAN WITTER ADVISORS INC.

BY:       /s/ James Wallin
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          James Wallin  /  First Vice President Morgan Stanley Dean Witter
                         Advisors Inc.